UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 31, 2020
(Date of earliest event reported)

SKY RESORT INTERNATIONAL LIMITED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50306	13-4167393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lot 23 (DBKK No. 2), Industri E33

Mile 2.5, Jalan Tuaran, Likas

88200 Kota Kinabalu, Sabah, Malaysia

Registrant’s telephone number, including area code:      (64) 9 929 0502

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2020, Sky Resort International Limited (the “Company"), and Ms. Chen Sok Lang (the “Buyer”), entered into a Sale and Purchase Agreement (the “Agreement"). The Company owned 80% of the issued and outstanding capital stock (the “Stock”) of Eurostar Epitome Sdn. Bhd., a Malaysia company (“Eurostar”). Pursuant to the Agreement, the Company sold the Stock to Buyer for a price of US$1 (the “Sale”). After the completion of the Sale, the Company had no ownership interest in Eurostar. A copy of the Agreement is attached hereto as Exhibit 10.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 31, 2020, the Company completed the Sale to Buyer. Pursuant to the Agreement, the Company sold the Stock to Buyer, and Buyer paid US$1 to the Company. The Sale was approved by the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.01 Sale and Purchase Agreement dated March 31, 2020 between Sky Resort International Limited and Ms. Chen Sok Lang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2020

SKY RESORT INTERNATIONAL LIMITED

By: /s/ YONG FOOK MING
YONG FOOK MING
Director and Chief Executive Officer

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